Exhibit 99.1

Potbelly Corporation Announces New Three-Year, $30 Million Credit Facility

Company expects to save approximately $2 million in net interest on annualized basis

Chicago, IL. February 12, 2024 – Potbelly Corporation (NASDAQ: PBPB), (“Potbelly” or the “Company”) the iconic neighborhood sandwich shop concept, today announced that the Company has closed a new $30 million revolving credit facility (the “Facility”) that matures on February 7, 2027 led by Wintrust Bank.

Under the terms of the new Facility, the Company achieved a 600-basis point reduction in the currently applicable interest rate margin relative to the prior term loan. The Facility currently bears an interest rate of SOFR + 325 basis points (as compared to an interest rate of SOFR + 925 basis points under the Company’s prior term loan) with the potential applicable interest rate ranging from SOFR + 375 basis points to SOFR + 275 basis points dependent upon certain leverage ratios achieved by the Company. The new Facility is expected to result in approximately $2 million of annual net cash interest savings.

“Our new credit facility further strengthens our financial position and is yet another testament to the improvements we have made to our business over the past three years,” commented Steve Cirulis, Chief Financial Officer of Potbelly. “This new Facility will provide the company with significant financial flexibility to pursue our growth ambitions under our Five-Pillar Strategy as well as annualized interest savings. We are excited to add Wintrust as a lending partner with their deep experience in supporting Chicago-based companies and believe that this transaction further underscores the strength of Potbelly.”

Please refer to the form 8-K filed with the SEC for additional information on the new Facility.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country—with approximately 426 shops in the United States including approximately 81 franchised shops in the United States. For more information, please visit our website at www.potbelly.com.

Forward-Looking Statements

In addition to historical information, this presentation and our earnings conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this presentation may include, among others, statements relating to our (i) ability to achieve certain leverage ratios and reduce the interest rate under the Facility; (ii) expected annual cash interest savings; and (iii) expectation that the Facility will provide significant financial flexibility and interest savings.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to compliance with our Credit Agreement covenants; competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Jeff Priester

ICR

investor@potbelly.com

Media Contact:

ICR

PotbellyPR@icrinc.com

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